SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 of 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2004

ARGONAUT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31019	94-3216714
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		Number)

1101 Chess Drive, Foster City, California	94404
(Address of principal executive offices)	(Zip Code)

(650) 655-4200
Registrant’s telephone number, including area code

Item 5. Other Events and Regulation FD Disclosure
Item 7. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 3.1
EXHIBIT 3.2
EXHIBIT 4.1
EXHIBIT 99.1

Item 5. Other Events and Regulation FD Disclosure

     (1) On May 24, 2004, the board of directors of Argonaut Technologies, Inc. (the “Company”) declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $0.0001 per share. The dividend is payable on June 4, 2004 to the stockholders of record on June 4, 2004.

     For those interested in the specific terms of the Preferred Stock Rights Agreement between the Company and U.S. Stock Transfer Corporation, as rights agent, on May 24, 2004 (the “Rights Agreement”), we provide the following summary description. Please note, however, that this description is only a summary, and is not complete, and should be read together with the Rights Agreement, which is attached to this current report as Exhibit 4.1.

Rights Evidenced by Common Stock Certificates

     The Rights will not be exercisable until after the Distribution Date (defined below). Certificates for the Rights (“Rights Certificates”) will not be sent to stockholders and the Rights will attach to and trade together with the Common Stock. Accordingly, Common Stock certificates outstanding on the Record Date will evidence the Rights related thereto, and Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender or transfer of any certificates for Common Stock outstanding as of the Record Date, even without notation or a copy of the Summary of Rights being attached thereto, also will constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

Distribution Date

     The Rights will be separate from the Common Stock, Rights Certificates will be issued and the Rights will become exercisable thereafter upon the earlier of (i) the tenth business day (or such later date as may be determined by the Company’s Board of Directors) after a person or group of affiliated or associated persons has acquired or obtained the right to acquire beneficial ownership of 10% or more of the Common Stock then outstanding (an “Acquiring Person”), or (ii) the tenth business day (or such later date as may be determined by the Company’s Board of Directors) after a person or group announces a tender or exchange offer, the consummation of which would result in ownership by a person or group of 10% or more of the Common Stock then outstanding. The earlier of such dates is referred to as the “Distribution Date.” An Acquiring Person does not include any person who beneficially owns 10% or more of the Company’s Common Stock on May 24, 2004, unless and until such person or group of affiliated or associated persons acquires any additional shares of the Company’s Common Stock.

Issuance of Rights Certificates; Expiration of Rights

     As soon as practicable following the Distribution Date, a summary of the Rights will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and this summary alone will evidence the Rights from and after the Distribution Date. All Common Stock issued after the Distribution Date will be issued with Rights. The Rights will expire on the earliest of (i) June 4, 2014 (the “Final Expiration Date”) or (ii) redemption or exchange of the Rights as described below.

Initial Exercise of the Rights

     Following the Distribution Date, and until one of the further events described below, holders of the Rights will be entitled to receive, upon exercise and payment of the Purchase Price, one one-thousandth of a share of Series A Preferred. In the event that the Company does not have sufficient Series A Preferred available for all Rights to be exercised, or the Board decides that such action is necessary and not contrary to the interests of Rights holders, the Company may instead substitute cash, assets or other securities for the Series A Preferred for which the Rights would have been exercisable under this provision or as described below.

Right to Buy Company Common Stock

     Unless the Rights are earlier redeemed, in the event that an Acquiring Person obtains 10% or more (the “Threshold Amount”) of the Company’s Common Stock then outstanding, then each holder of a Right which has not theretofore been exercised (other than Rights beneficially owned by the Acquiring Person, which will thereafter be void) will thereafter have the right to receive, upon exercise, Common Stock having a value equal to two times the Purchase Price. Rights are not exercisable following the occurrence of an event as described above until such time as the Rights are no longer redeemable by the Company as set forth below.

Right to Buy Acquiring Company Stock

     Similarly, unless the Rights are earlier redeemed, in the event that, after an Acquiring Person obtains a Threshold Amount, (i) the Company is acquired in a merger or other business combination transaction, or (ii) 50% or more of the Company’s consolidated assets or earning power are sold (other than in transactions in the ordinary course of business), proper provision must be made so that each holder of a Right which has not theretofore been exercised (other than Rights beneficially owned by the Acquiring Person, which will thereafter be void) will thereafter have the right to receive, upon exercise, shares of common stock of the acquiring company having a value equal to two times the Purchase Price.

Exchange Provision

     At any time after any person becomes an Acquiring Person and prior to the acquisition by such Acquiring Person of 50% or more of the Company’s outstanding Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by the Acquiring Person), in whole or in part, at an exchange ratio of one share of Common Stock per Right.

Redemption

     At any time on or prior to the Close of Business on the earlier of (i) the fifth day following the attainment of a Threshold Amount by an Acquiring Person (or such later date as may be determined by action of the Company’s Board of Directors and publicly announced by the Company), or (ii) the Final Expiration Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right.

Adjustments to Prevent Dilution

     The Purchase Price payable, the number of Rights, and the number of shares of Series A Preferred or Common Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time in connection with the dilutive issuances by the Company as set forth in the Rights Agreement. With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.

Cash Paid Instead of Issuing Fractional Shares

     No fractional shares of Common Stock will be issued upon exercise of a Right and, in lieu thereof, an adjustment in cash will be made based on the market price of the Common Stock on the last trading date prior to the date of exercise.

No Stockholders’ Rights Prior to Exercise

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company (other than any rights resulting from such holder’s ownership of Common Stock), including, without limitation, the right to vote or to receive dividends.

Amendment of Rights Agreement

     The terms of the Rights and the Rights Agreement may be amended in any respect without the consent of the Rights holders on or prior to the Distribution Date; thereafter, the terms of the Rights and the Rights Agreement may be amended without the consent of the Rights holders in order to cure any ambiguities or to make changes which do not adversely affect the interests of Rights holders (other than the Acquiring Person).

Rights and Preferences of the Series A Preferred

     Each one one-thousandth of a share of Series A Preferred has economic rights and preferences substantially equivalent to those of one share of Common Stock. Holders of shares of Series A Preferred shall have the voting rights prescribed by applicable law.

No Voting Rights

     Rights will not have any voting rights.

Certain Anti-Takeover Effects

     The Rights approved by the Board are designed to protect and maximize the value of the outstanding equity interests in the Company in the event of an unsolicited attempt by an acquirer to take over the Company in a manner or on terms not approved by the Board of Directors. Takeover attempts frequently include coercive tactics to deprive the Company’s Board of Directors and its stockholders of any real opportunity to determine the destiny of the Company.

     The Rights have been declared by the Board of Directors in order to deter such tactics, including a gradual accumulation of shares in the open market of 10% or greater position to be followed by a merger or a partial or two-tier tender offer that does not treat all stockholders equally. These tactics unfairly pressure stockholders, squeeze them out of their investment without giving them any real choice and deprive them of the full value of their shares.

     The Rights are not intended to prevent a takeover of the Company and will not do so. Subject to the restrictions described above, the Rights may be redeemed by the Company at $0.001 per Right at any time prior to the Distribution Date. Accordingly, the Rights should not interfere with any merger or business combination approved by the Board of Directors.

     However, the Rights may have the effect of rendering more difficult or discouraging an acquisition of the Company deemed undesirable by the Board of Directors. The Rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms or in a manner not approved by the Company’s Board of Directors, except pursuant to an offer conditioned upon the negation, purchase or redemption of the Rights.

     Issuance of the Rights does not in any way weaken the financial strength of the Company or interfere with its business plan. The issuance of the Rights themselves has no dilutive effect, will not affect reported earnings per share, should not be taxable to the Company or to its stockholders, and will not change the way in which the Company’s shares are presently traded. The Company’s Board of Directors believes that the Rights represent a sound and reasonable means of addressing the complex issues of corporate policy created by the current takeover environment.

     (2) In addition, on May 24, 2004, the board of directors approved amendments to Sections 2, 3 and 4 of Article I of the Company’s Bylaws, which amendments include, among other things, amendments to certain notice provisions relating to annual and special meetings of stockholders as well as other provisions relating to the requirements for calling special meetings of stockholders. The Bylaws have been amended and restated in their entirety, and are attached to this current report as Exhibit 3.1.

Item 7. Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Bylaws of the Registrant

3.2	Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock of the Registrant

4.1	Preferred Stock Rights Agreement, dated as of May 24, 2004

99.1	Press release dated May 24, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 24, 2004

ARGONAUT TECHNOLOGIES, INC.

/s/ Lissa A. Goldenstein Lissa A. Goldenstein
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Bylaws of the Registrant

3.2	Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock of the Registrant

4.1	Preferred Stock Rights Agreement, dated as of May 24, 2004

99.1	Press release dated May 24, 2004